Exhibit 10.2 to 8-K

                                                  AGREEMENT FOR SERVICES

      AGREEMENT FOR SERVICES (this "Agreement") dated as of the 1st day of January, 2005 (the "Effective Date") between Diomed Holdings, Inc., a Delaware corporation (the "Company"), and BrookstoneFive, Inc. ("BrookstoneFive"), for the services of David B. Swank ("Employee").

      WHEREAS, BrookstoneFive employs and makes available to third party employers the service of its employees as executives, including Employee; and

      WHEREAS, Employee is willing to provide his services at the request of BrookstoneFive as the chief financial officer of the Company and to serve as a member of the boards of directors of the Company and its subsidiary, Diomed, Inc., a Delaware corporation.

      NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter stated, the Company, BrookstoneFive and Employee hereby agree as follows:

      1. Employment and Term.

            (a) As of the Effective Date, the Company will engage BrookstoneFive to provide the services of Employee, and BrookstoneFive will provide the services of Employee, to work for the Company for the Term (as defined in Section 3(a)). During the Term, Employee shall serve the Company's Chief Financial Officer. During the Term, Employee shall be subject to, observe and carry out such rules, regulations and policies as the Company may from time to time reasonably establish and which are generally applicable to senior executives of the Company. During the Term, Employee will serve the Company faithfully and to the best of his ability to perform such services and duties of an executive nature in connection with the business, affairs and operations of the Company as may be assigned or delegated to him from time to time by or under the authority of the Board of Directors of the Company (the "Board"). Notwithstanding the foregoing, Employee shall not be required to provide services under this Agreement for more than sixteen business days per month, of which at least twelve will be spent at the Company's headquarters in Andover, Massachusetts or traveling on the Company's behalf.

            (b) In the role of Chief Financial Officer, Employee will be primarily responsible for the financial, accounting, tax, treasury, legal and MIS functions of the Company. Employee will report directly to the Chief Executive Officer, and Employee's direct reports will include both the Vice President Finance and the UK-based Controller (functionally direct/administratively indirect).

            (c) Employee will be nominated to serve as a member of the board of directors of the Company and be appointed to serve as a member of the board of directors of Diomed, Inc. In the case of each such board, Employee will serve thereon until his successor is elected and qualifies.

      2. Compensation.

            (a) During the Term, beginning as of January 1, 2005, as base compensation for the services of Employee, the Company shall pay BrookstoneFive at the rate of $200,000 per annum, subject to the review by Board from time to time that results in an increase in the rate of compensation (the "Base Compensation"), in each case payable in twenty-four (24) equal semi-monthly installments on the 15th and the last day of each month. During the Term, the Base Compensation may be increased from time to time as determined by the Board.

            (b) In addition, as incentive compensation for the services of Employee (the "Incentive Compensation") during the Term, the Company shall pay BrookstoneFive an additional amount (payable not later than the later of (a) March 3l of the following year or (b) within ten (10) business days of the completion of the independent audit of the Company's financial statements for the fiscal year) equal to 30% of the Base Compensation, payable in cash, based on specific goals to be mutually agreed upon between the Company and BrookstoneFive prior to January 31, 2005.

            (c) The Company shall reimburse BrookstoneFive for all reasonable out-of-pocket expenses incurred by Employee in the performance of his duties hereunder, including without limitation, travel expenses, in accordance with the Company's expense reimbursement policy as in effect from time to time for its direct employees, including for travel expenses to and from headquarters and lodging while at headquarters.

            (d) In lieu of all benefits that are available to executives of the Company, the Company will pay BrookstoneFive or Employee an amount not to exceed $800.00 per month to cover Employee's health insurance costs.

            (e) BrookstoneFive understands and acknowledges that the Base Compensation and Incentive Compensation shall be in lieu of any and all other compensation, benefits and plans payable to or account for the benefit of BrookstoneFive or Employee and represents payment in full for all services to be provided to the Company by BrookstoneFive and Employee. Notwithstanding, the foregoing, the Company may in its sole discretion, from time to time, grant stock options, restricted shares or other equity-based compensation directly to Employee.

      3. Term and Termination.

            (a) This Agreement shall be effective from the Effective Date and shall continue until December 31, 2005 (the "Initial Term"), unless earlier terminated in accordance with the provisions of this Section 3. Thereafter this Agreement shall be effective for additional periods of one year each, each ending on December 31, unless either BrookstoneFive or the Company has notified the other, not later that November 30 of the preceding year (beginning with November 30, 2005) that such party is unwilling to extend the term of BrookstoneFive's engagement under this Agreement. The Initial Term, as so extended, is referred to in this Agreement as the "Term."

            (b) Reserved.

            (c) Reserved.

            (d) Employee shall have the contractual right to enforce any indemnification obligations of the Company provided for in this Agreement, the charter documents, by law or in any other instruments.

            (e) The Company may terminate BrookstoneFive's engagement under this Agreement for Cause (as defined below in this Section 3(c)) at any time upon written notice to BrookstoneFive. The following shall constitute cause ("Cause") for termination: (i) Employee's repeated failure to comply with reasonable directives of the Board which failure has not been cured by Employee within thirty (30) days following receipt of written notice from the Company to BrookstoneFive and Employee specifying the nature of such failure; (ii) Employee's gross negligence or willful misconduct in the performance of duties assigned to him by the Board which failure Employee has not cured within thirty
(30) days following receipt of written notice from the Company to BrookstoneFive and Employee specifying the nature of such gross negligence or willful misconduct; (iii) intentional conduct by Employee or BrookstoneFive materially harmful to the Company's business and affairs intended to result in substantial personal gain or enrichment to Employee or BrookstoneFive at the expense of the Company, including without limitation a material breach of Employee's obligations pursuant to Section 4 or Section 5 of this Agreement; (iv) the determination by the Securities and Exchange Commission, National Association of Securities Dealers, Inc., American Stock Exchange or any other securities regulator to which the Company is subject of any misconduct by BrookstoneFive or Employee, whether related to the Company or any other person or entity and whether arising prior to or after the Effective Date; or (v) conviction of BrookstoneFive or Employee or a plea of nolo contendre by BrookstoneFive or Employee of any crime involving personal dishonesty or fraud or any felony. Upon termination for Cause as provided in this Section 3(c), the Company will pay BrookstoneFive any Base Compensation and Incentive Compensation that has accrued under the terms of this Agreement and that remains unpaid as of the date of termination, but all other benefits (including without limitation vesting of any unvested Options as of the date of such termination) shall immediately terminate; provided, however, that any Base Compensation or Incentive Compensation accrued and payable to BrookstoneFive prior to said termination date shall be paid to BrookstoneFive.

            (f) The Company may terminate BrookstoneFive's engagement under this Agreement other than for Cause at any time upon not less than thirty (30) days' prior written notice to BrookstoneFive. In the event of such termination by the Company under this Section 3(d), the Company will pay to BrookstoneFive, in accordance with the Company's general payroll practices for its direct executive employees, the greater of (i) the Base Compensation for the remainder of the Term and (ii) an amount equal to twelve months of Base Compensation at the rate then in effect. Notwithstanding the foregoing, the Company shall have no obligation to make any payments to Employee following termination without Cause
(i) unless and until BrookstoneFive and Employee execute and deliver to the Company, and neither revokes, the Company's standard release of all claims (other than for amounts owed under this Section 3d), including the Company's satisfaction that such release complies with the requirements of the Age Discrimination in Employment Act or (ii) if Employee breaches his obligations set forth in Sections 4 and 5.

            (g) BrookstoneFive may terminate its engagement under this Agreement for Good Reason (as defined herein) at any time upon notice by BrookstoneFive to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute "Good Reason" for termination (unless with respect to items (i), (ii) and (iii) cured in all material respects by the Company within 30 days following written notice by BrookstoneFive to the Company): (i) any material reduction in the nature or scope of Employee's position, duties, responsibilities or authority with the Company, (ii) the failure of the Company to remit or execute any compensation provided for under this Agreement which in any such case BrookstoneFive does not consent to in writing, (iii) the Company's material breaches of its material obligations or material representations under this Agreement, (iv) the Company's failure to obtain in writing the assumption of its obligations under this Agreement by any successor to the Company prior to or concurrent with any transaction that results in a change in control (as defined in Rule 405 of rules and regulations promulgated under the Securities Act of 1933, as amended) of the Company or (v) the Company's notice to BrookstoneFive that it is unwilling to extend the term of BrookstoneFive's engagement as provided in Section 3(a). In the event of such termination by Employee for Good Reason, the Company shall pay to BrookstoneFive the greater of (A) a lump sum equal to Base Compensation at the rate in effect on the date of termination for the remainder of the Term and (ii) an amount equal to twelve months of Base Compensation at the rate in effect on the date of termination. Notwithstanding the foregoing, the Company shall have no obligation to make any payments to BrookstoneFive following termination for Good Reason (i) unless and until BrookstoneFive and Employee execute and deliver to the Company, and neither revokes, a release of all claims (other than for amounts owed under this Section 3(e)) in form and substance satisfactory to the Company, including the Company's satisfaction that such release complies with the requirements of the Age Discrimination in Employment Act or (ii) if Employee breaches his obligations set forth in Sections 4 and 5.

            (h) BrookstoneFive's engagement under this Agreement will terminate upon the death of Employee, in which event the Company will pay BrookstoneFive any accrued but unpaid Base Compensation through the end of the month in which Employee's death occurs and any obligations related to the provision for taxes under Section 2(c).

            (i) The Company may terminate BrookstoneFive's engagement under this Agreement, upon notice to BrookstoneFive, in the event that Employee becomes permanently disabled during the Term through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for ninety (90) days during any period of six (6) consecutive months. The Board may designate another person to act in Employee's place during any period of disability. Designation of a person to act in place or the disabled Employee while disabled but prior to his having become permanently disabled as aforesaid shall not be Good Reason. Upon termination for disability as provided in this
Section 3(g), the Company shall continue to pay BrookstoneFive the Base Compensation through the date on which Employee first receives payment of disability benefits under the Company's employee benefit plans then in effect.

            (j) Notwithstanding the foregoing, Employee's obligations under
Section 4 and Section 5 of this Agreement shall survive the termination of BrookstoneFive's engagement under this Agreement for any reason other than (A) by the Company without cause or (B) by Employee with Good Reason. Upon any termination of BrookstoneFive's engagement, Employee shall be deemed to have resigned from the Board of the Company if he is a Director as well as from all other directorships and other offices he then holds with the Company and with any of the Company's subsidiaries.

            (k) The obligations of the Company to pay Incentive Compensation that has become due and payable in accordance with Section 2(b) shall survive any termination of this Agreement or expiration or termination of the Term, other than a termination for Cause. If the Company terminates BrookstoneFive's engagement for Cause, then, notwithstanding any other provision of this Agreement to the contrary, the Company shall have no obligation to pay any Incentive Compensation and Incentive Compensation that has theretofore become due and payable under the terms and conditions of this Agreement.

      4. Inventions; Trade Secrets

            (a) In order to induce the Company to enter into this Agreement with BrookstoneFive, Employee agrees that his relationship with the Company under this Agreement creates a relationship of confidence and trust between him and the Company with respect to (i) all Proprietary Information, as defined below, and (ii) the confidential information of others with which the Company has a business relationship and which is supplied to the Company under an obligation of confidence. Employee agrees that during the Term and thereafter, Employee will keep in confidence and trust all such information, and will not use or disclose any such information without the written consent of the Company, except as may be necessary in the ordinary course or performing his duties to the Company while employed by the Company. "Proprietary Information" means information that the Company possesses or has rights to which has commercial value in the Company's business, including, without limitation, confidential information, trade secrets, product ideas, processes, formulas, designs, software, improvements, inventions, data and know-how, copyrightable materials, marketing plans and strategies, sales and financial reports and forecasts and customer lists, provided that "Proprietary Information" shall not include any such information which is generally known to the public or in the trade unless such knowledge results from a breach of this Agreement by Employee.

            (b) In order to induce the Company to enter into this Agreement with BrookstoneFive, Employee further agrees that:

                  (i) All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all trade secrets, patents, copyrights, and other rights in connection therewith. Employee hereby assigns to the Company any rights he may have or acquire in such Proprietary Information.

                  (ii) All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to Employee by the Company or produced by him or others in connection with his employment shall he and remain the sole property of the Company. Employee shall return to the Company all such materials and property as and when requested by the Company. Even if the Company does not so request, Employee shall return all such materials and property upon termination or his employment for any reason, and will not take with him or otherwise retain possession of any such material or property or any duplicate or reproduction thereof in any medium upon such termination.

                  (iii) Employee will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, works of authorship, formulas, ideas, processes, techniques, know-how and data, whether or not patentable (collectively, "Inventions"), made or conceived, reduced to practice or learned by him, either alone or jointly with others, in the course of his employment or which is otherwise subject to Section 4(b)(iv).

                  (iv) All Inventions which Employee conceives, develops or has developed (in whole or in part, either alone or jointly with others) during the Term which relate at the time of conception or reduction to practice thereof to the actual or demonstrably anticipated business of the Company or to its actual or demonstrably anticipated research and development, or which result from any work performed by Employee for the Company or which are developed on Company time or through the use of the Company's Proprietary Information or other resources, shall be the sole property of the Company and its assigns (and to the fullest extent permitted by law shall be deemed works made for hire), and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. Employee hereby assigns to the Company any rights he may have or acquire in such Inventions.

                  (v) With respect to Inventions described in subsection (iv) above, Employee will assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries, and will execute all documents reasonably necessary or appropriate for this purpose. Employee agrees that this obligation shall survive the termination of his employment, but the Company shall compensate him at a reasonable rate after such Termination for time actually spent by him or the Company's request on such assistance. In the event that the Company is unable after using all its reasonable efforts to secure within three (3) business days of the Company's request therefore the signature of Employee to any document which the Company determines is reasonably necessary or appropriate for any of the foregoing purposes, (including renewals, extensions, continuations, divisions or continuations in part), Employee hereby irrevocably designates und appoints the Company and its duly authorized officers and agents, as his agents and attorneys-in-fact to act for and on his behalf and instead of him, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by Employee. The foregoing appointment of the Company as Employee's attorney-in-fact is intended to be and shall be deemed as coupled with an interest

            (c) Employee represents that his execution of this Agreement, his employment with the Company and his performance of his duties for the Company hereunder will not violate any obligations he may have to any former employer or any other third party, including any obligations to keep confidential any proprietary or confidential information. Employee represents that he has not entered into, and will not enter into, any agreement which conflicts with or would, if performed by Employee, cause him to breach any of his obligations under this Agreement.

            (d) In the course of performing his duties to the Company, Employee agrees that he will not utilize any proprietary or confidential information of any former employer or other third party in any manner that would violate any obligation to which Employee is subject.

      5. Non-Competition and Non-Solicitation.

            (a) In order to induce the Company to enter into this Agreement with BrookstoneFive, during the Term, and for a period of 12 months after the termination of the Term for any reason (other than termination without Cause by the Company or with Good Reason by Employee) of BrookstoneFive's engagement with the Company hereunder, Employee agrees and covenants that he shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in, advise, assist, act as a consultant for or otherwise be connected with, in any manner, whether as an officer, director, shareholder, employee, partner, venturer, investor or otherwise, any competitor, which shall mean any person or business entity engaged in or about to become engaged in the production, licensing, sale or marketing of any product or service or planned business involving endovenous laser treatment, photodynamic therapy or any other product or service of or under development by the Company at the time of termination of Employee's employment. The foregoing shall not be denied to prohibit Employee from investing Employee's personal funds in securities of an issuer that is a competitor of the Company if the securities of such issuer arc listed for trading on a national securities exchange or are traded in the over-the-counter market and Employee's holdings therein represent less than 5% of the total number of outstanding shares or principal amount of the securities of such issuer.

            (b) In order to induce the Company to enter into this Agreement with BrookstoneFive, during the Term, and for a period of 12 months after the termination of the Term for any reason of BrookstoneFive's engagement with the Company hereunder, Employee agrees and covenants that he will not directly or indirectly, either (or himself or on behalf of any other person or enterprise, without the express written consent of the Company, (a) solicit or attempt to solicit or entice away or interfere with the Company's contractual relationships any of the Company's customers, business partners, suppliers or shareholders in existence at the time of termination of such employment, or (b) recruit, solicit or hire, seek or attempt to recruit, solicit or hire or assist in recruiting, soliciting or hiring any employee or agent of the Company, or except in connection with the performance of his duties hereunder, take action that results in the termination of employment or other arrangements between the Company and any of its employees or agents or otherwise interferes with such employment or arrangements.

            (c) BrookstoneFive and Employee acknowledge and agree that the provisions of Section 4 and this Section 5 are reasonable and necessary for the protection of the Company and its intellectual property and business and interests.

      6. Equitable Relief.

      BrookstoneFive and Employee recognize and agree that the Company's remedy at law for any breach of the provisions of Section 4 or Section 5 would be inadequate, and Employee agrees that for breach of such provisions, the Company shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance in any court having proper jurisdiction. For purposes of the foregoing, Employee agrees to submit to the jurisdiction of the Federal and state courts located in the counties of Suffolk and Rockingham. Commonwealth of Massachusetts and in the county of New York, State of New York, and any other court having proper personal jurisdiction over Employee, BrookstoneFive and Employee hereby irrevocably waives any right to seek to have any such proceedings removed to any other court, whether due to hardship, inconvenience or otherwise.

      7. Remedies.

      Subject to Section 6, any claim or controversy arising out of or relating to this Agreement, including without limitation any claim by the Company that BrookstoneFive or Employee has violated any one or more of the restrictions set forth in Section 4 or Section 5, shall be settled by arbitration before a single arbitrator (who shall be a lawyer) in Boston, Massachusetts chosen in accordance with the Commercial Arbitration Rules of the American Arbitration Association. If the arbitrator finds that a violation of the forgoing restrictions exists or is threatened, he shall prescribe appropriate relief which may include an award that Employee desist from such violation where such an order could issue, in the circumstances, under the equity powers of a court. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

      8. Miscellaneous.

            (a) The failure of any of the parties to this Agreement to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver or any subsequent breach of the provision so breached, or of any other breach, hereunder.

            (b) This Agreement shall be deemed entered into in Andover, Massachusetts and shall be governed by and construed under the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of law provisions thereof.

            (c) This Agreement shall not be amended, modified or discharged in whole or in part except by an agreement in writing signed by the parties hereto, provided, that if any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had been limited or modified (consistent with its general intent) to the extent necessary so that it shall be valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid or illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein.

            (d) BrookstoneFive shall not assign or transfer in whole or in part its rights, obligations or interests arising from this Agreement without the Company's prior written consent. Any such attempt shall be deemed void and may be construed as a material breach of this Agreement.

            (e) The termination of this Agreement for any reason shall not terminate the obligations or liabilities of the parties under the terms and conditions of this Agreement regarding confidentiality, non-competition, non-solicitation, payment, warranties, liabilities, proprietary rights and all others that by their sense and context are intended to survive the execution, delivery, performance, termination and expiration of this Agreement, Such obligations and liabilities shall survive and continue in effect after such termination.

            (f) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and replaces and, as of the Effective Date, extinguishes any and all prior or contemporaneous agreements, written or oral, between Employee and the Company, including without limitation the agreement dated August 5, 2003 (the "Prior Agreement"); provided, that the terms of the Prior Agreement that provide for the payment of bonus compensation thereunder shall survive until paid.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

                       DIOMED HOLDINGS, INC.

                       By: /s/  James A. Wylie, Jr.
                           ----------------------------------------------
                           Name:  James A. Wylie, Jr.
                           Title:  President and Chief Executive Officer

                       BROOKSTONEFIVE, INC.

                       By: /s/  David B. Swank
                           ----------------------------------------------
                           Name:  David B. Swank
                           Title:  President

                       EMPLOYEE

                           /s/  David B. Swank
                           ----------------------------------------------
                                David B. Swank